UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 4, 2019
_______________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
2525 N. Stemmons Freeway,
Dallas, Texas 75207-2401
(Address of Principal Executive Offices, and Zip Code)
(214) 631-4420
Registrant's Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On October 17, 2019, Trinity Rail Leasing 2019 LLC, a Delaware limited liability company (“TRL-2019”) and a limited purpose, indirect wholly-owned subsidiary of Trinity Industries, Inc. (the “Company”), owned by the Company through the Company's direct wholly-owned subsidiary Trinity Industries Leasing Company (“TILC”), issued an aggregate principal amount of (i) $106,900,000 of TRL-2019’s Series 2019-2 Class A-1 Secured Railcar Equipment Notes (the “Class A-1 Notes”) and (ii) $279,600,000 of TRL-2019’s Series 2019 Class A-2 Secured Railcar Equipment Notes (the “Class A-2 Notes” and together with the Class A-1 Notes, the “Notes”). The Notes were issued pursuant to a Master Indenture, dated April 10, 2019 (the “Indenture”) between TRL-2019 and U.S. Bank National Association, as indenture trustee, as supplemented by a Series 2019-2 Supplement dated October 17, 2019. The Class A-1 Notes bear interest at a fixed rate of 2.39% and the Class A-2 Notes bear interest at a fixed rate of 3.10%. The Notes are payable monthly and have a stated final maturity date of October 17, 2049.
TRL-2019 previously issued an aggregate principal amount of $528,300,000 of Series 2019-1 Class A Secured Railcar Equipment Notes (the “Existing Notes”) under the Indenture.
The Notes are obligations of TRL-2019 only. The Notes and the Existing Notes are secured by a portfolio of railcars and operating leases thereon acquired and owned by TRL-2019 (the “Railcar Portfolio”) and other assets of TRL-2019. The Notes were offered and sold in a private placement solely to qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to persons who are not U.S. persons in offers and sales that occur outside the United States in reliance on Regulation S under the Securities Act, pursuant to a note purchase agreement as described in the Company's Form 8-K filed October 11, 2019.
While the stated final maturity of the Notes is October 17, 2049, cash flow from TRL-2019's assets will be applied, pursuant to the payment priorities of the Indenture, so as to amortize the Notes to achieve monthly targeted principal balances. If the cash flow assumptions used in determining the targeted balances are met, it is anticipated that the Notes will be repaid well in advance of their stated final maturity date. There can be no assurance, however, that such cash flow assumptions will be realized. In addition, the Notes may be subject to acceleration upon the occurrence of certain events of default under the Indenture, including a failure to pay interest on the Notes, and a failure of the Notes to amortize to the extent that, over time, the outstanding principal balance of the Notes together with the Existing Notes were to eventually exceed the sum of the depreciated value of the Railcar Portfolio and the amounts on deposit in certain accounts of TRL-2019. The decision whether to accelerate or exercise other remedies against TRL-2019 and its assets will be under the control of holders representing a majority of the outstanding principal balance of the Notes together with the Existing Notes.
TRL-2019 purchased the Railcar Portfolio directly, in multiple tranches, from TILC and from TILC’s affiliate, Trinity Rail Leasing Warehouse Trust (“TRLWT”). Net proceeds received from the railcars acquired in connection with the issuance of the Notes are being used to repay approximately $167 million of borrowings under TRLWT’s secured warehouse credit facility, to repay approximately $125 million of borrowings under the Company’s revolving credit facility, and for general corporate purposes.
As noted above, the Notes are solely the obligations of TRL-2019. TILC has, however, entered into certain agreements relating to the transfer of the Railcar Portfolio to TRL-2019 and the management and servicing of TRL-2019's assets. These agreements contain certain representations, undertakings and indemnities customary for asset sellers and service providers in transactions of this type.

Item 8.01 Other Events
On September 4, 2019, the Company’s Board of Directors approved the termination of the Trinity Industries, Inc. Consolidated Pension Plan (f/k/a the Trinity Industries, Inc. Standard Pension Plan), a tax-qualified defined benefit plan (the “Plan”), effective December 31, 2019. All other pension plans administered by the Company were merged into the Plan, effective July 31, 2019. Consequently, upon completion of the termination of the Plan and the related actions described below, the Company will no longer have any remaining funded pension plan obligations.
In addition, the Board of Directors authorized the Company to take the following steps over the next several months to prepare for the termination of the Plan, including:

•	prepare and execute any necessary Plan amendments and/or restatements regarding the Plan termination, including amending the Plan to provide for a limited lump-sum window for eligible participants;

•
prepare and file an Application for Determination for Terminating Plan with the Internal Revenue Service (“IRS”) for a determination as to the tax-qualified status of the Plan at the time of termination; and

•
prepare and file all appropriate notices and documents related to the Plan’s termination and wind-down with the Pension Benefit Guaranty Corporation, the U.S. Department of Labor, the IRS, the trustee, and any other appropriate parties.

Except for retirees currently receiving payments under the Plan, participants will have the choice of receiving a single lump sum payment or an annuity from a highly-rated insurance company that will pay and administer future benefit payments. The amount of any lump sum payment will equal the actuarial equivalent present value of the participant’s accrued benefit under the Plan as of the distribution date. Annuity payments to current retirees will continue under their current elections, but will be administered by the selected insurance company.
Under U.S. generally accepted accounting principles, the Plan is fully funded; however, after receiving required governmental approvals, and following completion of the limited lump-sum offering, the Company may be required to make an additional cash contribution to settle all of the Plan’s obligations. Management estimates that any such additional contribution will not exceed $25 million; however, the final amount of any such contribution is not known and will depend on interest rates, Plan asset returns, the lump-sum election rate, and other factors.
The Company expects to recognize pre-tax non-cash pension settlement charges totaling between $145 million and $195 million upon settlement of the Plan’s obligations. These charges include: (i) a non-cash charge for the recognition of all pre-tax actuarial losses accumulated in Accumulated Other Comprehensive Loss, which total approximately $140.4 million as of December 31, 2018 ($107.2 million net of related income taxes), and (ii) the potential $25 million additional cash contribution noted above. These charges are currently expected to occur between late 2020 and early 2021, with the specific timing and final amounts dependent upon completion of the activities enumerated above.
Forward-Looking Statements
Some statements in this report, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about the Company’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that the Company believes or anticipates will or may occur in the future. The Company uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting the Company’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by the Company’s Quarterly Reports on Form 10-Q, and the Company’s Current Reports on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

NO.	DESCRIPTION
104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

October 21, 2019	By:	/s/ Melendy E. Lovett
Name: Melendy E. Lovett
Title: Senior Vice President and Chief Financial Officer